EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference of our report dated March 3, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations”), on the consolidated financial statements of Alliant Energy Corporation appearing in this Annual Report on Form 10-K of Alliant Energy Corporation for the year ended December 31, 2003 in the following Registration Statements of Alliant Energy Corporation:

1.	Registration Statement on Form S-8 (Registration Nos. 333-41485 and 333-92783)
2.	Registration Statement on Form S-8 (Registration Nos. 333-46735 and 333-88306)
3.	Registration Statement on Form S-8 (Registration No. 333-51126)
4.	Registration Statement on Form S-8 (Registration No. 333-88304)
5.	Registration Statement on Form S-3 (Registration No. 333-26627)
6.	Registration Statement on Form S-3 (Registration No. 333-104269)
7.	Registration Statement on Form S-3 (Registration No. 333-101209)
8.	Registration Statement on Form S-3 (Registration No. 333-101307).

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
March 11, 2004